EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this "Supplemental Indenture"), dated as of December 1, 2015, among Platform Specialty Products Corporation ("Platform"), each of the subsidiaries of Platform identified as a "Guaranteeing Subsidiary" on the signature page of this Supplemental Indenture (the "Guaranteeing Subsidiaries") and Computershare Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee").
W I T N E S S E T H
WHEREAS, PSPC Escrow II Corp., a Delaware corporation (the "Escrow Issuer"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 10, 2015, providing for the Escrow Issuer's issuance of 10.375% Senior Notes due 2021, initially in the aggregate principal amount of $500,000,000 (the "Notes");
WHEREAS, Section 4.18 of the Indenture provides that following satisfaction of the Escrow Conditions, the Escrow Issuer will merge with and into Platform, with Platform surviving, and Platform and the Guaranteeing Subsidiaries will execute a supplemental indenture to assume all of the Escrow Issuer's obligations and rights under the Indenture and the Guaranteeing Subsidiaries will become Guarantors under the Indenture;
WHEREAS, on the date hereof, the Escrow Issuer is merging with and into Platform with Platform being the surviving Person of such merger (the "Merger"); and
WHEREAS, pursuant to Section 9.01 of the Indenture, each of Platform, the Guaranteeing Subsidiaries and the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Platform, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.            Assumption of Obligations.  Effective upon consummation of the Merger, Platform, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Notes. Platform hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be a Successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes.
3.            Certain Defined Terms.
(a)            The definition of the term "Company" in (i) Section 1.01 of the Indenture and (ii) in the Notes, is hereby amended and restated in its entirety to read:
"Company" means Platform Specialty Products Corporation, a Delaware corporation.

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All references in the Indenture to the "Company" or "Platform" shall refer to Platform.

(b)            The definition of the term "Officer" in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read:
"Officer" means the Chairman of the board of directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Executive Vice President, Senior Vice President or Vice President, member, director, manager, partner, Treasurer or Secretary of the Company or a Guarantor.
4.            Agreement of the Initial Guarantors to Guarantee.  Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Article 10 thereof.
5.            No Recourse Against Others.  No past, present, or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, or any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.
6.            Execution and Delivery.  Each of the Guaranteeing Subsidiaries agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
7.            NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.
8.            Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be deemed an original, but all of them together represent the same agreement.
9.            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

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10.            The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Platform and the Guaranteeing Subsidiaries.
11.            CUSIP Numbers.  The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.  In a reasonable time following the execution and delivery of this Supplemental Indenture, the Company (i) will provide new CUSIP numbers, (ii) if required by the Depositary, will issue and duly execute new Notes which are printed with such new CUSIP numbers in accordance with the terms of the Indenture in exchange for the existing Notes, (iii) if new Note are issued in accordance with clause (ii), will direct the Trustee to authenticate such new Notes in accordance with the terms of the Indenture and to provide such new CUSIP numbers to the Depositary, and will direct the Trustee to cancel the existing Notes and (v) will otherwise comply with the requirements of the Depositary.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:  December 1, 2015

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:	/s/ Sanjiv Khattri
Name:	Sanjiv Khattri
Title:	Executive Vice President and Chief Financial Officer

MACDERMID, INCORPORATED

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Chief Operating Officer and Senior Vice President

MACDERMID HOLDINGS, LLC

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Director

PLATFORM DELAWARE HOLDINGS, INC.

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Chief Financial Officer and Secretary

DYNACIRCUITS, LLC

By:	MacDermid, Incorporated, its member

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Chief Operating Officer and Senior Vice President

By:	Echo International, Inc., its member

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	President

MACDERMID INTERNATIONAL PARTNERS

By:	MacDermid, Incorporated, its partner

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Chief Operating Officer and Senior Vice President

By:	MacDermid Overseas Asia Limited, its partner

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	President

W. CANNING LTD.

By:	MacDermid Houston, Inc., its General Partner

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	President

By:	MacDermid Texas, Inc., its Limited Partner

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	President

AUTOTYPE HOLDINGS (USA) INC.
BAYPORT CHEMICAL SERVICE, INC.
CANNING GUMM, LLC
ECHO INTERNATIONAL, INC.
MACDERMID ACUMEN, INC.
MACDERMID ANION, INC.
MACDERMID AUTOTYPE INCORPORATED
MACDERMID BRAZIL, INC.
MACDERMID GROUP, INC.
MACDERMID HOUSTON, INC.
MACDERMID INTERNATIONAL INVESTMENTS, LLC
MACDERMID INVESTMENT CORP.
MACDERMID OFFSHORE SOLUTIONS, LLC
MACDERMID OVERSEAS ASIA LIMITED
MACDERMID PRINTING SOLUTIONS ACUMEN, INC.
MACDERMID PRINTING SOLUTIONS, LLC
MACDERMID PUBLICATION & COATING PLATES, LLC
MACDERMID SOUTH AMERICA, INCORPORATED
MACDERMID SOUTH ATLANTIC, INCORPORATED
MACDERMID TEXAS, INC.
MACDERMID US HOLDINGS, LLC
MRD ACQUISITION CORP.
NAPP PRINTING PLATE DISTRIBUTION, INC.
NAPP SYSTEMS INC
SPECIALTY POLYMERS, INC.
W. CANNING INC.
W. CANNING USA, LLC

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	President

DUTCH AGRICULTURAL INVESTMENT PARTNERS LLC MACDERMID AGRICULTURAL SOLUTIONS, INC. MACDERMID MAS LLC

By:	/s/ Todd Zagorec
Name:	Todd Zagorec
Title:	Secretary

VERNON-ROCKVILLE VENTURE, LLC

By:	Rockville Venture LLC, its sole member

By:	MacDermid, Incorporated, its sole member

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Chief Operating Officer and Senior Vice President

ROCKVILLE VENTURE LLC

By:	MacDermid, Incorporated, its sole member

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro
Title:	Chief Operating Officer and Senior Vice President

ARYSTA LIFESCIENCE AMERICA INC.

By:	/s/ Toyokazu Matsumoto
Name:	Toyokazu Matsumoto
Title:	Director

ARYSTA LIFESCIENCE MANAGEMENT COMPANY, LLC

By:	/s/ Todd Zagorec
Name:	Todd Zagorec
Title:	Director

ARYSTA LIFESCIENCE NA HOLDING LLC

By:	Arysta LifeScience Japan Holdings Godo Kaisha, its sole member

By:	MacDermid Agricultural Solutions Inc., its managing member

By:	/s/ Todd Zagorec
Name:	Todd Zagorec
Title:	Secretary

ARYSTA LIFESCIENCE NORTH AMERICA, LLC

By:	/s/ Nicole Kroner
Name:	Nicole Kroner
Title:	Manager

COMPUTERSHARE TRUST COMOPANY, N.A., as Trustee

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporatate Trust Officer